                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                                     MP3.COM

                                       AND

                                MICHAEL ROBERTSON


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                               TABLE OF CONTENTS


1.      Employment...................................................................    1

2.      Loyal And Conscientious Performance; Noncompetition..........................    2

3.      Compensation Of Executive....................................................    2

4.      Termination..................................................................    3

5.      Confidential And Proprietary Information; Nonsolicitation....................    4

6.      Assignment And Binding Effect................................................    4

7.      Notices......................................................................    4

8.      Choice of Law................................................................    5

9.      Integration..................................................................    5

10.     Amendment....................................................................    5

11.     Waiver.......................................................................    5

12.     Severability.................................................................    5

13.     Interpretation; Construction.................................................    6

14.     Representations And Warranties...............................................    6

15.     Litigation Costs.............................................................    6

16.     Counterparts.................................................................    6

17.     Arbitration..................................................................    6

18.     Injunctive Relief............................................................    7

19.     Trade Secrets Of Others......................................................    7

20.     Advertising Waiver...........................................................    7


                                       i.

                              EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of May 13, 1999, by and between MP3.COM (the "Company"), and MICHAEL ROBERTSON ("Executive"). The Company and Executive are hereinafter collectively referred to as the "Parties," and individually referred to as a "Party."

                                    RECITALS

        A. The Company desires assurance of the continued association and services of Executive in order to retain Executive's experience, skills, abilities, background and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement.

        B. Executive desires to continue in the employ of the Company, and is willing to continue such employment on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

        In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.      EMPLOYMENT.

        1.1 The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement for the period commencing January 20, 1999 (the "Hire Date") and ending December 31, 2002. Notwithstanding anything herein to the contrary, either Party may terminate Executive's employment under this Agreement at any time, with or without cause, subject to the terms and conditions of Section 4 herein.

        1.2 Executive shall have the title of Chief Executive Officer of the Company and shall serve in such other capacity or capacities as the Company may from time to time prescribe. Executive shall report to the Board of Directors.

        1.3 Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Chief Executive Officer, consistent with the Bylaws of the Company and as required by the Company's Board of Directors.

        1.4 The employment relationship between the Parties shall be governed by the policies and practices established by the Board of Directors, except that when the terms of this Agreement differ from or are in conflict with the Company's policies or practices, this Agreement shall control.


                                       1.

        1.5 Unless the Parties otherwise agree in writing, during the term of this Agreement, Executive shall perform the services he is required to perform pursuant to this Agreement at the Company's offices, located in San Diego, or at any other place at which the Company maintains an office; provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company's business.

2.      LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

        2.1 During his employment by the Company, Executive shall devote his full business energies, interest, abilities and productive time to the proper and efficient performance of his duties under this Agreement.

        2.2 Except with the prior written consent of the Company's Board of Directors, Executive will not, during his employment by the Company, engage in competition with the Company, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products which are in the same field of use or which otherwise compete with the products or proposed products of the Company.

        2.3 Except as permitted herein, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise. Ownership by Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this paragraph.

3.      COMPENSATION OF EXECUTIVE.

        3.1 The Company shall pay Executive a base salary of $150,000 per year (the "Base Salary"), payable in semi-monthly payments in accordance with Company policy. Such salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

        3.2 Executive's compensation may be changed from time to time by mutual agreement of Executive and the Company.

        3.3 Executive shall be eligible for an annual performance bonus of up to $50,000 payable at the sole discretion of the Company's Board of Directors.

        3.4 All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

        3.5 Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any Company benefit plan


                                       2.

or arrangement which may be in effect from time to time and made available to its executive or key management employees.

4.      TERMINATION.

        4.1 TERMINATION. Executive's employment with the Company may be terminated under the following conditions:

               4.1.1 DEATH OR DISABILITY. Executive's employment with the Company shall terminate effective upon the date of Executive's death or "Complete Disability."

                      4.1.1.1 COMPLETE DISABILITY. "Complete Disability" shall mean the inability of Executive to perform Executive's duties under this Agreement because Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when Executive becomes disabled, the term "Complete Disability" shall mean the inability of Executive to perform Executive's duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated Executive from satisfactorily performing all of Executive's usual services for the Company during the foreseeable future. Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such complete disability for purposes of this Agreement.

               4.1.2 TERMINATION BY THE COMPANY. The Company may terminate Executive's employment under this Agreement at any time and for any reason by delivery of written notice of such termination to the Executive. Any notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 7 below.

               4.1.3 TERMINATION BY EXECUTIVE. Executive may terminate his employment under this Agreement upon twelve (12) months notice to the Company for any reason by delivery of a written notice of such termination to the Company. Any notice of termination given pursuant to this Section 4.1.3 shall effect termination as of the date specified in such notice or, in the event no date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 7 below.

        4.2 TERMINATION BY MUTUAL AGREEMENT OF THE PARTIES. Executive's employment pursuant to this Agreement may be terminated at any time upon the mutual agreement in writing of the parties. Any such termination of employment shall have the consequences specified in such agreement.


                                       3.

5.      CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

        5.1 Executive agrees to continue to abide by the Proprietary Information and Inventions Agreement that he executed upon commencement of employment with the Company, a copy of which is attached hereto as Exhibit A.

        5.2 Executive recognizes that his employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information relating to the business, products, practices and techniques of the Company, (hereinafter referred to as "Confidential and Proprietary Information"). Executive will at all times regard and preserve as confidential such Confidential and Proprietary Information obtained by Executive from whatever source and will not, either during his employment with the Company or thereafter, publish or disclose any part of such Confidential and Proprietary Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company.

        5.3 While employed by the Company and for one (1) year thereafter, the Executive agrees that in order to protect the Company's Confidential and Proprietary Information from unauthorized use, that Executive will not, either directly or through others, solicit or attempt to solicit any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or the business of any customer, vendor or distributor of the Company which, at the time of termination or one (1) year immediately prior thereto, was doing business with the Company or listed on Company's customer, vendor or distributor list.

6.      ASSIGNMENT AND BINDING EFFECT.

        6.1 This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

7.      NOTICES.

        7.1 All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:


                                       4.


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               7.1.1  If to the Company:

                      Attn: Chairman of the Board of Directors
                      P.O. Box 910091
                      San Diego, CA  92191-0091

               7.1.2  If to Executive:

                      Michael Robertson
                      5437 Panoramic Lane
                      San Diego, CA  92121

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

8.      CHOICE OF LAW.

        8.1 This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

9.      INTEGRATION.

        9.1 This Agreement contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of Executive's employment. This Agreement supersedes and terminates all prior oral and written employment agreements or arrangements between the Parties, including the Offer Letter dated January 20, 1999 and the Stock Restriction Agreement dated January 21, 1999. This Agreement does not supersede or alter in any way the terms and conditions of the Founder Stock Agreement dated March 18, 1998.

10.     AMENDMENT.

        10.1 This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

11.     WAIVER.

        11.1 No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier in claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

12.     SEVERABILITY.

        12.1 The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this


                                       5.


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Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

13.     INTERPRETATION; CONSTRUCTION.

        13.1 The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged, and has consulted with, his own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

14.     REPRESENTATIONS AND WARRANTIES.

        14.1 Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.

15.     LITIGATION COSTS.

        15.1 Should any litigation, arbitration, or administrative action be commenced between the parties or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation to this agreement, the party or parties prevailing in such action shall be entitled, in addition to such other relief as may be granted to a reasonable sum as and for that party's attorney's fees in such litigation which shall be determined by the court, arbitrator, or administrative agency, in such action or in a separate action brought for that purpose.

16.     COUNTERPARTS.

        16.1 This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

17.     ARBITRATION.

        17.1 To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Executive and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American


                                       6.


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Arbitration Association ("AAA") in San Diego under the then existing AAA arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not effect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.

18.     INJUNCTIVE RELIEF.

        18.1 Executive is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value, so that the loss of such service or violation by Executive of this Agreement, including, but not limited to, the Proprietary Information and Inventions Agreement, could not reasonably or adequately be compensated in damages in an action at law. Therefore, notwithstanding Section 17 herein, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Company and successors or assigns to pursue all other legal and equitable rights available to them, the Company shall have the right during Executive's employment hereunder (or thereafter with respect to obligations continuing after the termination of this Agreement) to compel specific performance hereof by Executive or to obtain temporary and permanent injunctive relief against violations hereof by Executive, including, but not limited to violations of the Proprietary Information and Inventions Agreement, and, in furtherance thereof, to apply to any court with jurisdiction over the Parties to enforce the provisions hereof.

19.     TRADE SECRETS OF OTHERS.

        19.1 It is the understanding of both the Company and Executive that Executive shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including Executive's former employers, nor shall the Company and/or its affiliates seek to elicit from Executive any such information. Consistent with the foregoing, Executive shall not provide to the Company and/or its affiliates, and the Company and/or its affiliates shall not request, any documents or copies of documents containing such information.

20.     ADVERTISING WAIVER.

        20.1 Executive agrees to permit the Company and/or its affiliates, and persons or other organizations authorized by the Company and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products of the Company and/or its affiliates, or the machinery and equipment used in the manufacture thereof, in which Executive's name and/or pictures of Executive taken in the course of Executive's provision of services to the Company and/or its affiliates, appear. Executive hereby waives and releases any claim or right Executive may otherwise have arising out of such use, publication or distribution.


                                       7.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



MP3.COM


By: /s/ Paul Ouyang
   -------------------------------
Its: CFO
    ------------------------------
Dated: May 13, 1999
      ----------------------------

EXECUTIVE:

/s/ MICHAEL ROBERTSON
----------------------------------
MICHAEL ROBERTSON


Dated: May 13, 1999
      ----------------------------


                                       8.


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                                    EXHIBIT A

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT